Exhibit 10.2
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
(Piper Sandler Companies)
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 26, 2023 (this “Amendment”), is entered into by and between PIPER SANDLER COMPANIES, as the Borrower (the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION, as the Lender (the “Lender”).
R E C I T A L S
WHEREAS, Borrower and the Lender have entered into that certain Amended and Restated Credit Agreement, dated as of December 20, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and
WHEREAS, pursuant to and in accordance with Section 9.2 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein.
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
SECTION 1. Definitions.
Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.
SECTION 2. Amendments.
(a)    Effective as of the date hereof, Section 7.11(c) of the Agreement is hereby amended and restated in its entirety as follows:
(c)    The Borrower will maintain, as of the end of each fiscal quarter through (and including) the fiscal quarter ending September 30, 2023, a ratio of cumulative Operating Cash Flow for the period commencing January 1, 2022, through the end of such fiscal quarter to cumulative Consolidated Fixed Charges for the period commencing January 1, 2022, through the end of such fiscal quarter, of at least 2.00 to 1.00.  Thereafter, the Borrower will maintain, as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2023, a ratio of Operating Cash Flow to Consolidated Fixed Charges, in each case computed on a trailing twelve-month basis, of at least 2.00 to 1.00.
SECTION 3. Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.
SECTION 4. Representations and Warranties.
The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)    this Amendment has been duly executed and delivered by it;
(b)    this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;
(c)    both before and after giving effect to this Amendment, it is in compliance with all of the terms, provisions, covenants and conditions contained in the Agreement and the other Loan Documents; and
(d)    there is no Default or Event of Default that is continuing or would result from entering into this Amendment.
SECTION 5. Conditions to Effectiveness.
The effectiveness of this Amendment is subject to receipt by the Lender of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Lender) of this Amendment.
SECTION 6. Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery by facsimile or electronic mail of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.
(b)    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)    This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)    The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(e)    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(f)    This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(g)    This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Minnesota (without reference to conflict of law principles) but giving effect to Federal laws applicable to national banks.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	PIPER SANDLER COMPANIES
By: /s/ Kasi V. Subramanian Name: Kasi V. Subramanian Title: Treasurer
By: /s/ Timothy L. Carter Name: Timothy L. Carter Title: CFO

[Signatures Continue on the Following Page]

    S-1    Piper Sandler Companies (First Amendment)

LENDER:	U.S. BANK NATIONAL ASSOCIATION
By: /s/ Christopher Doering Name: Christopher Doering Title: Senior Vice President

    S-2    Piper Sandler Companies (First Amendment)